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                                                                       EXHIBIT 5

                         WALLER LANSDEN DORTCH & DAVIS
                    A Professional Limited Liability Company
                             Nashville City Center
                          511 Union Street, Suite 2100
                             Post Office Box 198966
                        Nashville, Tennessee 37219-8966
                                 (615) 244-6380

                                 July 21, 1998



Healthcare Realty Trust Incorporated
3310 West End Avenue
Suite 700
Nashville, Tennessee 37203

          Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     In our capacity as special securities counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), we have examined the Registration Statement on Form S-4 to be filed by the Company under the Securities Act of 1933, as amended, and the related Joint Proxy Statement-Prospectus included therein. The Registration Statement relates to up to 18,907,100 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") and 3,000,000 shares of the 8 7/8% Series A Voting Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") to be issued as part of a merger of a wholly-owned subsidiary of the Company with and into Capstone Capital Corporation, a Maryland corporation ("Capstone"), pursuant to a Plan and Agreement of Merger, dated June 8, 1998, among the Company HR Acquisition I Corporation, a Delaware corporation, and Capstone. In this regard, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock and the Preferred Stock referred to in the Prospectus, to the extent actually issued in the manner and on the terms described in the Prospectus, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus Supplement.


                                Very truly yours,

                                /s/ Waller Lansden Dortch & Davis
                                    A Professional Limited Liability Company